SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): January 1, 2005



                    SOUTHERN SECURITY LIFE INSURANCE COMPANY
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             (Exact name of registrant as specified in this Charter)



      Utah                             2-35669                    59-1231733
(State or other jurisdiction     (Commission File Number)       (IRS Employer
 of   incorporation)                                         Identification No.)



                   755 Rinehart Road, Lake Mary, Florida    32746
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               (Address of principal executive offices)   (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 264-1060
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                                 Does Not Apply
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          (Former name or former address, if changed since last report)



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ITEM 8.01 Other Events

         On January 1, 2005, Southern Security Life Insurance Company (the "Company") closed the merger transaction with Security National Life Insurance Company, a Utah domiciled insurance company, and SSLIC Holding Company, a Utah corporation and wholly-owned subsidiary of Security National Life Insurance Company. The closing of the transaction is contingent, however, upon other conditions being subsequently met or waived by March 4, 2005, including approval of the Agreement and Plan of Reorganization by the Company's stockholders at the special meeting of stockholders to be held on February 4, 2005, approvals of the transaction by the insurance departments of Florida and Utah, and the dissenting shares of the Company's common stock must not exceed 10% of the Company's outstanding shares.

         Under the terms of the merger and pursuant to the Agreement and Plan of Reorganization, dated August 25, 2004, among the Company, Security National Life Insurance Company and SSLIC Holding Company, including the amendment thereto dated December 27, 2004, SSLIC Holding Company will be merged with and into the Company, which merger, if completed, would result in (i) the Company becoming a wholly-owned subsidiary of Security National Life Insurance Company, and (ii) the Company's unaffiliated stockholders, holding an aggregate of 490,816 shares of common stock, becoming entitled to receive $3.84 in cash for each issued and outstanding share of their common stock of the Company, or an aggregate of $1,884,733. If the merger is completed, the separate existence of SSLIC Holding Company would cease as the Company would be the surviving corporation of the merger and would continue to be governed by the laws of the State of Florida, and the separate corporate existence would continue unaffected by the merger.

         Following completion of the merger, Security National Life Insurance Company will own all of the issued and outstanding common shares of the Company. Security National Financial Corporation, through its affiliates, Security
National Life Insurance Company and SSLIC Holding Company, own 76.7% of the Company's outstanding common shares, thus assuring stockholder approval of the Agreement and Plan of Reorganization, including the amendment thereto, at the special stockholders meeting.

         The purpose of the Agreement and Plan of Reorganization is to terminate the registration of the Company's common stock under the Securities Exchange Act of 1934 (by reducing the number of stockholders of record to fewer than 300 stockholders) and the Nasdaq listing of the common stock, reduce expenses associated with such registration and listing, and provide the stockholders an opportunity to sell their shares in an illiquid trading market without incurring brokerage commissions. As a result of becoming a non-reporting company, the Company would no longer be required to file periodic reports with the SEC, including among other things, annual reports on Form 10-K and quarterly reports on Form 10-Q, and would no longer be subject to the SEC's proxy rules. In addition, the Company's common stock would no longer be eligible for trading on the Nasdaq SmallCap Market.

ITEM 9.01 Financial Statements and Exhibits

(c)      Exhibits

10.1 Agreement and Plan of Reorganization, dated August 25, 2004, among Southern Security Life Insurance Company, Security National Life Insurance Company and SSLIC Holding Company (1)

10.2 Amendment to Amendment and Plan of Reorganization, dated December 27, 2004, among Southern Security Life Insurance Company, Security National Life Insurance Company and SSLIC Holding Company (2)

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(1)      Incorporated by reference from Preliminary Proxy Statement for the 2004
         Annual Meeting of Stockholders, as filed on August 27, 2004.

(2) Incorporated by reference from Definitive Proxy Statemen for the Special Meeting of Stockholders, as filed on January 5, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SOUTHERN SECURITY LIFE INSURANCE COMPANY
                                                  (Registrant)


Date: January 6, 2005                   By: /s/ Scott M. Quist
                                           -----------------------------
                                           Scott M. Quist, President and
                                           Chief Operating Officer




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